Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED JUNE 10, 2021 AND ACCOMPANYING BASE PROSPECTUS DATED DECEMBER 4, 2019 (TOGETHER, THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

CIM Commercial Trust Corporation

Incorporated under the laws of the State of Maryland

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights to purchase shares of common stock, par value $0.001 per share (“Common Stock”), of
CIM Commercial Trust Corporation, a Maryland corporation (the “Company”)

Subscription Price:   $9.25 per share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
4:00 p.m., New York Time, on June 23, 2021 (the “Expiration Date”), UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) with respect to the Common Stock, set forth in the upper right-hand corner of this Subscription Rights Certificate. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock at a subscription price of $9.25 per share on the terms and subject to the conditions of the rights offering set forth in the Prospectus and the instructions accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the rights offering are not purchased by other holders of Rights pursuant to the exercise of their Rights (“Excess Shares”), then any holder that exercises its basic subscription right in full may subscribe for a number of Excess Shares on the terms and subject to the conditions set forth in the Prospectus and the instructions accompanying this Subscription Rights Certificate (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing the form on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock subscribed for, whether pursuant to the basic subscription rights or the Over-Subscription Privilege, in each case in accordance with the instructions accompanying this Subscription Rights Certificate. If the subscriber attempts to exercise its Rights and/or the Over-Subscription Privilege and the full amount of shares of Common Stock requested by such subscriber is not allocated to such subscriber as a result of the ownership limitations and/or proration as described in the Prospectus, then the subscription agent will return or cause to be returned to the subscriber any excess funds submitted, without interest or deduction, as soon as practicable after the expiration of the rights offering. The Company has the right, in its absolute discretion, to eliminate or limit the Over-Subscription Privilege. The Company may make this determination at any time, without prior notice, up to and including the Expiration Date. If the Company makes any change to the Over-Subscription Privilege and, at the time of the announcement of such change, the Expiration Date will occur in fewer than five TASE trading days, then, the Expiration Date will be extended to be the date that is five TASE trading days following the date of announcement of the change.

This Subscription Rights Certificate is not valid unless countersigned by American Stock Transfer & Trust Company, LLC, as subscription agent for the rights offering, and registered by the registrar. Witness the seal of CIM Commercial Trust Corporation and the signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Chief Financial Officer

[Signature of subscription agent]

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

(1) EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock that you are entitled to purchase pursuant to the exercise of your Rights, please complete lines 1(a), 1(c) and 2 and sign under line 3. To subscribe for additional shares pursuant to the Over-Subscription Privilege (which may be limited or eliminated as set forth in the Prospectus), please also complete line 1(b). Please note that the exercise of Rights and the Over-Subscription Privilege are subject to the terms and conditions set forth in the Prospectus, including ownership limitations and proration.

(a) Exercise of basic subscription rights

The registered holder of this Subscription Rights Certificate is entitled to exercise its Rights to acquire a number of shares of Common Stock up to the number of Rights reflected in the upper right-hand corner of the reverse side of this Subscription Rights Certificate.

I apply for:

___________________ shares  x  $9.25  =  $___________________

(no. of shares)               (subscription price)   (payment enclosed)

(b) Exercise of Over-Subscription Privilege

If you have exercised your basic subscription right in full pursuant to line 1(a) above, indicate below the number of additional shares of Common Stock (if any) you would like to subscribe for pursuant to the Over-Subscription Privilege, to the extent any shares of Common Stock are unsubscribed for in the rights offering.

I apply for:

___________________ shares  x  $9.25  =  $___________________

(no. of add’l shares)       (subscription price)    (payment enclosed)

(c) Aggregate Subscription Price

The total payment enclosed herewith or submitted by wire transfer, as indicated by line (2) (the “Aggregate Subscription Price”), is:

$___________________ (total payment enclosed under lines 1(a) and 1(b))

(2) METHOD OF PAYMENT (CHECK ONE)

Your payment must clear before the expiration date of the rights offering in order to be considered valid.

☐	Personal check or bank draft drawn on a U.S. bank payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent”.

☐	Wire transfer of immediately available funds directly to the account maintained by the subscription agent at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021 or Swift Code: CHASUS33, Account # 530-354616 American Stock Transfer, LLC FBO CIM Commercial Trust Corporation, with reference to the name of the record holder printed on the reverse of this Subscription Rights Certificate.

(3) SIGNATURE

By signing below, I represent, warrant and agree that:

•	I have received the Prospectus for the rights offering to which this Subscription Rights Certificate relates and agree to its terms.

•	I understand that I may revoke my exercise of subscription rights hereunder only on the terms and subject to the conditions set forth in the Prospectus.

•	I have not entered into any short sale or similar transaction with respect to the Common Stock since June 11, 2021.

•	If I am a U.S. citizen or incorporated or otherwise organized in the United States, then I am subscribing for shares of Common Stock via a broker, dealer, bank, trustee or other nominee located in the United States or directly through the subscription agent.

•	If I am a beneficial holder of Common Stock, then I am subscribing for shares of Common Stock for my own account and not the account of any third party, and have not entered into and will not enter into any arrangement pursuant which part or all of the economics of ownership of any of shares of Common Stock to be acquired hereby will be transferred to one or more third parties.

•	In exercising my subscription rights, I agree to disclose to the Company my identity and ownership of Common Stock.

•	I do not intend to violate the provisions of the charter of the Company that prohibit any person from acquiring or holding, directly or indirectly, in excess of 6.25%, in number of shares or value, whichever is more restrictive, of (a) the outstanding shares of capital stock of the Company, in the aggregate, and (b) the outstanding shares of Common Stock (the “Ownership Limitations”).

•	In the event any shares of Common Stock may be allocable to me pursuant to my exercise of the Rights and/or the Over-Subscription Privilege, (a) I agree to promptly provide to the Company such information as the Company may request in order to determine compliance, and to ensure compliance, with the Ownership Limitations, (b) I understand that I may not be allocated any or all of such shares of Common Stock to the extent such allocation would cause myself or any other person to violate the Ownership Limitations and (c) I understand that if I am allocated shares of Common Stock that cause myself or any other person to violate the Ownership Limitations, the Company may pursue remedies available to it under the charter of the Company.

If the Company determines that any of the above representations is not correct, at the request of the Company, the Company shall have the right to cancel my subscription, return the Aggregate Subscription Price to me and cancel the shares issued to me.

Signature(s) of Subscriber:

Signature(s) of Subscriber:

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration. If the signature(s) reflect a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other entity or any other person acting in a fiduciary or representative capacity, please print the name and title of the authorized signatory in the space below the signature.

(4) DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address of the subscription agent will not constitute valid delivery, and may result in the rejection of your purported exercise of Rights.

Delivery by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

Delivery by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

FOR INSTRUCTIONS ON THE USE OF CIM COMMERCIAL TRUST CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. King & Co., Inc., THE INFORMATION AGENT, AT (800) 967-4607.